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                                                                   EXHIBIT 10.19


                                               [SOUNDVIEW TECHNOLOGY GROUP LOGO]


                                                      One Embarcadero Center
                                                      Suite 2700
                                                      San Francisco, CA 94111
                                                      TEL: 415-217-5500
                                                      FAX: 415-217-5501
                                                      WEBSITE: WWW.SOUNDVIEW.COM

February 10, 2000


PERSONAL AND CONFIDENTIAL


Mr. John Mitcham
Co-Chief Executive Officer
Tricord Systems, Inc.
2905 Northwest Boulevard
Suite 20
Plymouth, MN 55441


Dear John:

This letter agreement ("Agreement") outlines the terms upon which SoundView Technology, Inc. ("SoundView" or the "Agent") is to be engaged by Tricord Systems, Inc. (the "Company") to act as exclusive Agent in connection with the private placement (the "Offering") of one or more equity, equity-related or equity-linked securities (the "Securities") to be issued by the Company. It is currently contemplated that the Offering will approximate $20.0 million.

1. SERVICES

If the Company and the Agent jointly determine that it is advisable, the Company, with the Agent's assistance, will prepare a confidential offering memorandum (the "Memorandum"), which will contain (a) a description of the Company and its business, assets, prospects and management; (b) the terms and conditions of the Offering and of the Securities; and (c) audited financial statements and certain Company projections. If necessary, the Company will updated the Memorandum prior to completion of the Offering. The Agent shall be entitled to rely on the accuracy and completeness of all information provided by the Company, including information incorporated by reference in the Memorandum. Additionally, representatives of the Company shall be available to answer questions of, and to provide additional information to, any potential investors.

The Agent agrees to use its reasonable best efforts to complete the private placement of the Securities. The terms of the Offering shall be subject to mutual agreement of the Company and each investor in the Offering. The Agent will contact potential investors (provided that the Company approves such potential investors prior to contact), assist in the negotiation and the structuring of the investment in the Company, and provide related services that the Agent deems advisable and reasonable that may facilitate the successful completion of the Offering. The Agent will conduct all sales and solicitation efforts in a manner consistent with your intent that the

Mr. John Mitcham                               [SOUNDVIEW TECHNOLOGY GROUP LOGO]
Tricord Systems, Inc.
February 10, 2000
Page 2

Offering be an exempt transaction pursuant to the Securities Act of 1933, as amended (the "Act"). The Agent may decline to participate in the Offering if it determines that the completion of the Offering is impractical, undesirable or not advisable.

The Offering will be sold pursuant to a purchase agreement which shall (i) contain customary representations and covenants on behalf of the Company, (ii) provide for the delivery by the Company's counsel of customary opinions addressed to the investors and the Agent and pertaining to Rule 10b-5 under the Securities Exchange Act and to the availability of an exemption from the registration provisions of the Securities Act, (iii) provide for delivery to the Agent of a comfort letter from the Company's certified public accountants with respect to financial information that is contained in the Memorandum, (iv) contain such other terms and conditions as shall be agreed to by the Company and the investors, and (v) contain customary representations and warranties of the purchasers of such securities. The Company agrees that with regard to any escrow arrangements utilized in connection with this offering, all bank accounts which contain investor funds will be maintained at a "bank" within the meaning of Section 3(a)(6) of the Securities Exchange Act of 1934.

Consistent with the parties' intention that the Offering will be an exempt transaction, we currently anticipate offering the Securities to both U.S. and non-U.S. persons and institutions. The Company confirms that accredited investors across this range are acceptable, and acknowledge that upon completion of the Offering there may be as many as 50 new investors in the Company. You shall advise us of those states in which the Securities have been qualified or exempted under the appropriate securities laws. The Company agrees not to solicit any offers or take any action which might jeopardize the availability of the exemption under the Act.

2. EXCLUSIVITY

During the term of this Agreement, the Company agrees to retain the Agent on an exclusive basis to perform the services described herein. If the Company or any of its management, directors or shareholders receive an inquiry concerning a possible investment in the Company or become aware of the possible interest of any third party concerning such investment, they will promptly inform the Agent of the prospective investor and its interest. The Company shall furnish to the Agent the names of all parties with which the Company has had discussions or contacts prior to or during the term of the Agent's engagement hereunder concerning an investment in the Company.

3. TERM

The Term of this engagement shall extend for three (3) months from the date of this Agreement and it shall automatically renew on a month-to-month basis thereafter. Either party may terminate this Agreement at any time after such date by giving the other party thirty (30) days prior written notice of such termination at which time the Company shall pay the Agent all unpaid out-of-pocket fees and expenses incurred up to the date hereof, as set forth in Paragraph 5.

4. FEES

As compensation for the services rendered by the Agent hereunder, the Company agrees to pay the Agent a cash fee ("Placement Fee") as follows:
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Mr. John Mitcham                               [SOUNDVIEW TECHNOLOGY GROUP LOGO]
Tricord Systems, Inc.
February 10, 2000
Page 3


If a closing of the Offering, or a closing of a subsequent Offering, occurs either

     (a) during the term of the Agent's engagement hereunder, regardless of whether the party or parties to such Offering ("the Investors") were identified or introduced by the Agent or others or whether the Agent rendered advice concerning such Offering, or

     (b) at any time during a period of six (6) months following the effective date of the termination or expiration of this Agreement and provided that the Company receives funds from an Investor (but regardless of whether or not such party participated in any previous Offering since the date of this Agreement)

then the Company shall pay to the Agent a Placement Fee equal to six percent (6%) of the gross proceeds raised from the Investors. Payment of such Placement Fee shall be a condition of closing. If there is more than one closing, then only that portion of the Placement Fee applicable to each closing shall be payable to such closing.

In addition, if there occurs a closing of the Offering, the Company will grant to the Agent five year non-cancelable warrants to purchase Common Stock (the "Placement Warrants"), to be issued as of the date of the closing of the Offering, and exercisable at 100% of the common equivalent price per share of the Securities sold in the Offering, which provide to the Agent the right to reinvest an amount equal to seventy percent (70%) of the Placement Fee that is earned hereunder. The Placement Warrants shall include the same rights and privileges as the securities issued in the Offering, and shall include (without limitation) a "net issuance" exercise feature and standard anti-dilution protections.

The Company and the Agent each represent to the other that there is no other person or entity that is entitled to a finder's fee or any type of brokerage commission in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with it.

5. EXPENSES

In addition to any Fees that may be payable to the Agent, and regardless of whether a closing of the Offering occurs, the Company hereby agrees to reimburse the Agent for all of its reasonable out-of-pocket fees, expenses and costs arising out of the Agent's engagement hereunder. Reasonable out-of-pocket expenses include, but are not limited to such costs as, telephone, telex, courier service, copying, accommodations, travel, direct computer expenses, database services, secretarial overtime and legal costs (subject to a cap of $25,000 for such legal costs without prior approval by the Company). Out-of-pocket fees and expenses will be billed by the Agent and will be due and payable upon receipt of such invoice. Upon the earlier of the termination or expiration of this Agreement, or the closing of the Offering, any then outstanding unreimbursed expenses shall be immediately due and payable. Any obligation pursuant to this Paragraph 5 shall survive the termination or expiration of this Agreement.
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Mr. John Mitcham                               [SOUNDVIEW TECHNOLOGY GROUP LOGO]
Tricord Systems, Inc.
February 10, 2000
Page 4

6. INDEMNIFICATION

In addition to the payment of fees and reimbursement of expenses provided for above, and regardless of whether an Offering is consummated, the Company agrees to indemnify the Agent with regard to matters contemplated herein, as set forth in Appendix A, attached hereto, which is incorporated by reference as if fully set forth herein. This Paragraph 6 shall survive the termination or expiration of this Agreement.

7. INFORMATION

The Company agrees to make available to the Agent all information concerning the business, assets, operations, financial condition and prospects of the Company which the Agent reasonably requests in connection with the performance of its obligations hereunder. The Company recognizes and confirms that in providing its services under this Agreement, the Agent will be using and relying upon data, material and other information furnished by the Company, its employees and representatives (the "Information"). The Company hereby agrees and represents that all Information furnished to the Agent in connection with this Agreement shall be accurate and complete in all material respects at the time furnished and that if such Information, in whole or part, becomes materially inaccurate, misleading or incomplete during the term of the Agent's engagement hereunder, the Company shall so advise the Agent in writing and correct any such inaccuracy or omission. Accordingly, the Agent assumes no responsibility for the accuracy and completeness of such Information. The Agent will not be required to make an independent verification or evaluation of any Information.

The Company shall provide the Agent, prior to the dissemination of a Memorandum and at the closing of any Offering, a written representation that the Memorandum is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company agrees to notify the Agent promptly in writing (i) of any material adverse change in the Company's financial condition and (ii) concerning any statement contained in the Memorandum or Information which is not accurate or which is incomplete or misleading in any material respect.

8. DISCLOSURE

The services or advice to be provided by the Agent under this Agreement shall not be disclosed publicly or made available to third parties not affiliated with the Company without the Agent's prior written approval, except as required by law. Notwithstanding, the Agent shall be permitted, upon the closing of the Offering, to publicize such Offering.

Except as contemplated by the terms hereof or as required by applicable law or pursuant to an order entered or subpoena issued by a court of competent jurisdiction, the Agent shall keep confidential all material non-public information provided to it by the Company and shall not disclose such information to any third party, other than such of its employees and advisors as the Agent determines to have a need to know, or use such information other than as provided in this Agreement. In addition, investors receiving material non-public information shall be required to acknowledge such confidentiality obligations.
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Mr. John Mitcham                               [SOUNDVIEW TECHNOLOGY GROUP LOGO]
Tricord Systems, Inc.
February 10, 2000
Page 5

Please note that the Agent is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of our trading and brokerage activities, the Agent or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or on the accounts of customers, in debt or equity securities of the Company or other entities that may be involved in a proposed Offering. We recognize our responsibility for compliance with Federal Laws in connection with any such activities.

9. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regard to the conflicts of laws provisions thereof, and may not be amended or modified except in writing signed by both parties.

10. SUCCESSORS

This Agreement and all rights and obligations thereunder shall be binding upon and inure to the benefit of each party's successors, but may not be assigned.

11. SEVERABILITY

If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed severable.

12. AUTHORIZATION

The Company and the Agent represent and warrant that each has all requisite power and authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement.
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Mr. John Mitcham                              [SOUNDVIEW TECHNOLOGY GROUP LOGO]
Tricord Systems, Inc.
February 10, 2000
Page 6


Please confirm that the foregoing correctly sets forth the understanding and agreement between SoundView and the Company by signing the enclosed copy of this Agreement and returning it to us whereupon this letter shall constitute a binding Agreement as of the date first above written. We look to working with you on this assignment.


                                                Very truly yours,


                                                SOUNDVIEW TECHNOLOGY GROUP, INC.



                                                By: /s/ Jonathan Meyers
                                                   -----------------------------
                                                   Jonathan Meyers
                                                   Managing Director

Agreed to and Accepted as of the date above.


TRICORD SYSTEMS, INC.



By: /s/ John Mitcham
   ------------------------------------
   John Mitcham
   Co-Chief Executive Officer

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Mr. John Mitcham                              [SOUNDVIEW TECHNOLOGY GROUP LOGO]
Tricord Systems, Inc.
February 10, 2000
Page 7



                                   APPENDIX A
                                Indemnification

The Company agrees to indemnify SoundView, its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the 1933 (each such person, including SoundView, is referred to as an "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (including, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) ("Damages"), to which such Indemnified Party, in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to, liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make the statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act, or (iii) arising out of SoundView's engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that the Company will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder.

These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If for any reason other than a final non-appealable judgment finding any Indemnified Party liable for Damages for its gross negligence, bad faith or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and SoundView on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the amount of fees actually received and retained by SoundView hereunder.

Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will promptly notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party's defense is unique or separate to it as the case may be, as opposed to a defense pertaining to the Company. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the
Company's expense,
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Mr. John Mitcham                              [SOUNDVIEW TECHNOLOGY GROUP LOGO]
Tricord Systems, Inc.
February 10, 2000
Page 8

to represent the Indemnified Party in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company's counsel in the defense of such claim or action, it being understood, however, that the Company shall not, in connection with any one such claim or action or separate but, substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, for all the Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel reasonably satisfactory to the Company, at the Company's expense, to defend such claim or action. The omission by an Indemnified Party to promptly notify the Company of the receipt or commencement of any claim or action in respect of which indemnity may be sought will relieve the Company from any liability the Company may have to such Indemnified Party only to the extent that such a delay in notification materially prejudices the Company's defense of such claim or action. The Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld or delayed. Any obligation pursuant to this Appendix shall survive the termination or expiration of this Agreement.